Exhibit 3.1

                               SECRETARY OF STATE

                                     [SEAL]

                                STATE OF NEVADA



                                CORPORATE CHARTER

1, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that BUSINESS OUTSOURCING SERVICES INC., did on June 5, 2008, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.



[SEAL]
                                        IN WITNESS WHEREOF, I have hereunto set
                                        my hand and affixed the Great Seal of
                                        State, at my office on June 12, 2008.


                                                /s/ Ross Miller

                                                  ROSS MILLER
                                               Secretary of State

                                        By /s/ Sandra A. Kraatz
                                        Certification Clerk